EXHIBIT 10.3

                             SmartServ Online, Inc.

Mr. Richard Faber Tec Capital, Ltd. 2nd Floor
29-30 St. Jame's Street
London, England


Dear Richard:

            This letter sets forth the agreements of TecCapital, Ltd ("TEC") and SmartServ Online, Inc. ("SSRV") with respect to that certain Stock Purchase Agreement dated May 12, 2000 (the "Agreement"), and matters relating thereto. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

            In consideration of SSRV issuing 500,000 shares of its common stock to TEC (the "Shares"), TEC (i) waives and releases SSRV from any and all claims which TEC has or may have as of the date hereof for Top Up Shares as set forth in Section 4.8 of the Agreement, and for Compensation Warrants as set forth in
Section 4.18 of the Agreement; and (ii) waives and releases SSRV from any and all claims which TEC has or may have as of the date hereof with respect to all of the covenants set forth in Article IV of the Agreement except for those covenants set forth in ss. 4.19 of the Agreement which shall remain in full force and effect and agrees that all of such covenants set forth in Article IV except for those covenants set forth in ss. 4.19, shall be of no force and effect and are hereby irrevocably waived from and after the date hereof.

            In addition SSRV agrees to use best efforts to include the Shares and all other shares of SSRV common stock which TEC holds as of the date hereof (collectively, the "Registrable Shares") in SSRV's pending registration statement on Form SB-2 and cause such registration statement to become effective, or if the foregoing is not practicable, then to use best efforts to file a new registration statement under the Securities Act covering the registration of the Registrable Shares, in either case as promptly as reasonably possible after preparation and delivery of the necessary audited and SEC compliant financial statements with respect to SSRV's two contemplated acquisitions (namely, KPCCD, Inc. and Telco Group, Inc. and related companies). SSRV shall have the right to include in such registration statement shares owned by other stockholders of SSRV and shares offered by SSRV. SSRV covenants to use said best efforts to cause either such pending or new registration statement to be declared effective on or before 180 days after, either, the contemplated Telco Group acquisition is consummated or such acquisition is abandoned. Any such registration shall be subject to the additional terms set forth on Schedule A attached hereto.

            In the event within 270 days from the date hereof both the contemplated acquisition of the Telco Group is not consummated and a pending or new registration statement covering all of the Registrable Shares is not declared effective, TEC shall be entitled to the remedy, at its sole discretion, to return the Shares to SSRV within 330 days from the date hereof, and in such case the waivers and releases set forth above in paragraph 2 hereof shall be null and void ab initio and TEC shall be entitled to pursue any claims against SSRV as if such waivers and releases had never been entered into.

            SSRV covenants with TEC that, from the date hereof until the contemplated acquisition of Telco Group is consummated, SSRV will not (i) acquire or repurchase for cash any of its outstanding securities (other than SSRV securities which may be cancelled and/or reacquired in connection with the termination of employment or independent contractor services), and (ii) pay or otherwise deliver, or agree to pay or deliver, any cash to a holder of SSRV securities in consideration of late registration penalties for failure to register SSRV securities for resale. SSRV further covenants with TEC that the terms and conditions of SSRV's contemplated acquisition of Telco Group have not been materially modified or changed from these terms and conditions set forth in the Letter of Intent dated November 17, 2004 among SSRV, Telco Group and Sam Tawfik.

            SSRV and TEC acknowledge that SSRV is hereby delivering as of the date hereof to TEC a stock certificate covering the Shares in the name of TEC. This letter agreement shall be governed by the laws of the State of New York, and constitutes the entire agreement of the parties on the subject matter hereof. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed one and the same instrument.

                                          Intending to be legally bound


                                          SMARTSERV ONLINE, INC.


                                          By: /s/ Paul J. Keeler
                                          ---------------------------------
                                          Its:  Chairman of the Board
Accepted and agreed to:                   Date: 28 January 2005

TECCAPITAL, LTD.


By: /s/ Charles R. Klotz
---------------------------------
Its:  Chairman
Date:  28 January 2005

                                   SCHEDULE A
                                   ----------

Registration of the Registrable Shares

            (a) SSRV shall not be required to effect more than one registration statement for the benefit of TEC, provided, such registration statement shall cover all of the Registrable Shares then held by TEC. SSRV shall have the right to determine the timing of effectiveness of the registration statement within its reasonable discretion, provided that SSRV shall use its best efforts to have such registration statement declared effective within the time periods set forth in the Letter to which this Schedule A is attached.

            (b) SSRV shall pay the normal and customary expenses of preparing and filing the registration statement. TEC shall be responsible for the expenses of its own legal counsel and shall pay all selling expenses incurred in connection with the registration and sale of the Registrable Shares. TEC shall furnish to SSRV such information as may be required regarding TEC, the Registrable Shares and its method of distribution pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), which information will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (c) Once the registration statement is declared effective, SSRV agrees to maintain the effective status of such registration statement for a period of one year. SSRV shall prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary to comply with the provisions of the Act with regard to the disposition of the securities covered by such registration statement for the period set forth in the preceding sentence. SSRV shall arrange for furnishing to TEC such number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as may be reasonably requested in order to facilitate the disposition of the Registrable Shares.

            (d) Notwithstanding anything herein to the contrary, if SSRV shall furnish to TEC a certificate signed by the chief executive officer of SSRV stating that SSRV has made the good faith determination that it is necessary to suspend TEC's use of such registration statement (and the prospectus relating thereto) for purposes of effecting offers and sales of the Registrable Shares pursuant thereto, then TEC's right to use such registration statement (and the prospectus relating thereto) for such purposes shall be suspended for a period ("Suspension Period") of not more than sixty (60) days after delivery by SSRV of the certificate referenced in this subsection (d). SSRV shall endeavor to provide to TEC not less than twenty-four (24) hours prior written notice of any Suspension Period. During the Suspension Period, TEC shall not offer or sell any of the Registrable Shares pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). SSRV agrees that, as promptly as practicable, SSRV will provide to TEC, revised prospectuses, if required, and will notify TEC of its ability to commence effecting offers and sales of the Registrable Shares pursuant to or in reliance upon such registration period. Notwithstanding the foregoing, SSRV shall not be entitled to Suspension Periods totaling more than one hundred twenty (120) days in the aggregate in any twelve month period.